UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                     ---------------------------

                             FORM 8-K

                           CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported):
                          December 2, 1996


                     Commission File Number 0-511


                     COBRA ELECTRONICS CORPORATION
       (Exact name of Registrant as specified in its Charter)


       DELAWARE                           36-2479991
 (State of incorporation)    (I.R.S. Employer Identification No.)


       6500 WEST CORTLAND STREET
          CHICAGO, ILLINOIS                       60707
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code:(773) 889-8870
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ITEM 5. OTHER EVENTS.

The Registrant has entered into an agreement to terminate its safe harbor lease with the Department of Transportation of Maryland, effective December 31, 1996. As a result of this termination, the Registrant will utilize approximately $5.8 million of net operating loss carryforwards, which would have otherwise expired in 1996.



                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                COBRA ELECTRONICS CORPORATION

Dated: December 2, 1996         By: /s/ Gerald M. Laures
                                    --------------------
                                    Gerald M. Laures
                                    Vice President - Finance and
                                      Corporate Secretary
                                     (Chief Financial and
                                     Accounting Officer)
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